EX.3.ii
                                                               January 28, 1998
                                AMP INCORPORATED
                                     BYLAWS


                                    ARTICLE 1
                                  SHAREHOLDERS

Section 1.1.   PLACE OF HOLDING MEETINGS.

     Meetings of shareholders of AMP Incorporated ("Corporation") may be held at such place, within or without the Commonwealth of Pennsylvania, as may be fixed by the Board of Directors ("Board"). Unless otherwise fixed by the Board, meetings of shareholders shall be held at the registered office of the Corporation in the Commonwealth of Pennsylvania.

Section 1.2.   NOTICE OF SHAREHOLDERS' MEETINGS.

     Except as otherwise provided by law or these bylaws, written notice of the time, date, place and purpose or purposes of every meeting of shareholders, including Annual Meetings, shall be given not less than 5 days (or such longer period as may be required by law) before the date of the meeting, either personally or by first-class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission or in such other manner as permitted by law, to each shareholder of record entitled to vote at the meeting. When given by mail, telegraph or courier service, notice shall be deemed to have been given when deposited in the United States mail in a postpaid envelope addressed to the shareholder at such address as appears on the books of the Corporation or when deposited with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

Section 1.3.   WAIVER.

     Whenever written notice of a meeting is required to be given, a waiver thereof in writing, signed by the person entitled to the notice, whether before or after the meeting, shall be deemed equivalent to the giving of the notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 1.4.   VOTING LIST.

     The officer or agent having charge of the stock transfer records of the Corporation shall make a complete list of the shareholders entitled to vote at each shareholders' meeting or any adjournment thereof or, in lieu of such a list the Corporation may make the information therein available at the shareholders' meeting by any other means. Such list shall (a) be arranged alphabetically, with the address of and the number of shares held by each shareholder; (b) be produced and kept open at the time and place of the meeting; (c) be subject to the inspection of any shareholder during the whole time of the meeting; and (d) be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

Section 1.5.   ANNUAL MEETING OF SHAREHOLDERS.

     1.5.1 Date and Time. The Annual Meeting of the Shareholders, for the election of Directors and the transaction of other business, if any, shall be held on the fourth Wednesday in April of each year (or on such other date as may be fixed by the Board and stated in the notice of the meeting) at such hour as shall be fixed by the Board and stated in the notice of the meeting, at the place fixed in accordance with Section 1.1 of this Article. Failure to hold such meeting at the designated time or on the designated date or to elect some or all of the members of the Board at such meeting or any adjournment thereof shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.

     1.5.2 Business to be Conducted. To be properly brought before the Annual Meeting, business must be either (a) specified in the notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board, or (c) otherwise properly brought before the Annual Meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to and received at the principal executive office of the Corporation at least 60 days in advance of the date in the then-current year that corresponds to the date of the previous year's annual meeting; provided, however, that if the meeting in the then-current year is held more than 15 days before or after the date on which the previous year's annual meeting was held, then such notice shall be delivered to or mailed to and received at the principal executive office of the Corporation at least 60 days in advance of the actual date of the Annual Meeting in the then-current year unless fewer than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, in which event notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. No business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this
Section 1.5.2, provided, however, that nothing in this Section 1.5.2 shall be deemed to preclude discussion by any shareholder of any business properly brought before the Annual Meeting. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     1.5.3 Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the shareholders as directors. Nominations of persons for election to the Board may be made by the Board, at the direction of the Board by any nominating committee or person(s) appointed by the Board, by the persons named as proxies in the proxy card in the event an unexpected vacancy arises in the original slate of nominees and the Board neither designates a replacement nominee nor amends these Bylaws to eliminate that office of director for which the vacancy arose, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.5.3. Such nominations, other than those made by or at the direction of the Board or by the persons named as proxies in the proxy card, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed to and received by the Secretary at the principal executive office of the Corporation with respect to (i) an election to be held at an annual meeting of shareholders, at least 60 days in advance of the date in the then-current year which corresponds to the date of the previous year's annual meeting; provided, however, that if the Annual Meeting in the then-current year is held more than 15 days before or after the date on which the previous year's annual meeting was held, then such notice shall be delivered to or mailed to and received by the Secretary at least 60 days in advance of the actual date of the Annual Meeting in the then-current year, or (ii) an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the day on which notice of the date of the meeting was mailed to shareholders or public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the shareholder and the person pursuant to which the nomination is proposed to be made, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor act or regulation); and (b) as to the shareholder giving the notice,
(i) the name and record address of such shareholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder, and (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 1.6.   SPECIAL MEETINGS OF SHAREHOLDERS.

     Special meetings of shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, or by resolution of the Board of Directors.

Section 1.7.   RECORD DATES.

     1.7.1 Meetings and Other Purposes. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any consent, the Board may fix a record date, which record date shall not be more than 90 days before the date of such meeting, nor more than 90 days prior to any such other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than shareholder action by written consent shall be at the close of business on the day on which the Board adopts the resolution relating thereto. The determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     1.7.2 Written Consents. In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the Commonwealth of Pennsylvania, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of shareholders' meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action. 1.7.3 Validation and Certification of Written Consents. In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 1.7.3 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including without limitation whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the Board, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 1.7.3. If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the shareholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 1.7.3, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate.

Section 1.8.   QUORUM.

     The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting shall constitute a quorum at such meeting for purposes of acting on such matter. The shareholders present at a duly organized meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The determination of what constitutes a quorum at a shareholders' meeting that has been previously adjourned for lack of a quorum shall be made as provided under Section 1756 of the Pennsylvania Business Corporation Law or any successor provision thereto.

Section 1.9.   ADJOURNMENT OF SHAREHOLDERS' MEETING.

     When a meeting of shareholders is adjourned to another time, date or place, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement of the new time, date or place at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting and provided that at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. Any regular, special or Annual Meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy, and entitled to vote, shall direct.

Section 1.10.  VOTING.

     (a) Except as otherwise provided herein or in the Articles of Incorporation or by law, each outstanding share shall entitle the holder to one vote on each matter submitted to a vote at a meeting of shareholders.

     (b) Whenever any action is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast at the meeting by holders of shares entitled to vote thereon, unless a greater number or percentage of votes is required by law or the Articles of Incorporation.

     (c) Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

     (d) Shares standing in the name of another corporation may be voted by any officer or agent or by proxy appointed by any officer or agent of such other corporation unless the Secretary of the Corporation is furnished with a certified copy of a resolution of the corporation's board of directors or of a provision of its Articles or bylaws, designating another person to vote, and then the shares shall be voted only by that designated person.

     (e) Shares standing in the name of a trustee or other fiduciary, and shares held by an assignee for the benefit of creditors or by a receiver, may be voted by the trustee, fiduciary, assignee or receiver.

     (f) Where shares are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by him or a majority of them; and if such persons are equally divided upon whether to vote the shares or upon the manner of voting, the voting of the shares shall be divided equally among them; provided, that if there has been filed with the Secretary of the Corporation a copy, certified by an attorney to be correct, of the relevant portions of the agreement under which the shares are held, or the instrument by which the trust or estate was created, or an Order of Court, the person or persons specified as having such voting power in the latest document so filed shall be entitled to vote the shares but only in accordance therewith.

     (g) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

     (h) A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided for in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons. No proxy shall be valid after three years from the date of its execution unless a longer time is expressly provided therein. Unless coupled with an interest, a proxy shall be revocable at will, but the revocation shall not be effective until written notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker but shall continue in force, subject to the foregoing limitations, unless before the vote is counted or the authority is exercised written notice of such death or incapacity is given to the Secretary of the Corporation. (i) Except as otherwise provided by law or these bylaws, any matter submitted to a vote of shareholders shall be by ballot.

Section 1.11.  ELECTION OF DIRECTORS.

     Election of directors shall be by ballot. At such elections every shareholder entitled to vote at such election shall have the right to vote the number of shares held by him for as many persons as there are directors to be elected, but he shall not have the right to cumulate his votes.

Section 1.12.  SELECTION OF JUDGES OF ELECTION.

     (a) The Board may in advance of any shareholders' meeting appoint one or three judges of election to act at the meeting or any adjournment thereof. If judges of election are not so appointed or shall fail to qualify, the person presiding at the shareholders' meeting may, and upon the request of any shareholder entitled to vote thereat shall, make such appointment.

     (b) In case any person appointed as judge fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding.

     (c) No person shall be elected a director at a meeting at which he has served as a judge.

Section 1.13.  DUTIES OF JUDGES OF ELECTION.

     The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three judges, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder, the judge or judges shall make a report in writing of any challenge, question or matter determined by him or them. Any report made by him or them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

                                   ARTICLE II
                               BOARD OF DIRECTORS

Section 2.1.   BOARD QUALIFICATIONS.

     The business and affairs of the Corporation shall be managed under the direction of a Board of Directors ("Board"). Directors shall be at least 18 years of age and need not be United States citizens or residents of Pennsylvania or shareholders of the Corporation.

Section 2.2.   NUMBER.

     The number of directors of the Corporation shall be at least three, with the actual number of directors to be determined from time to time by the Board.

Section 2.3.   TERM OF DIRECTORS.

     Each director shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified or until his earlier death, resignation or removal. A director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 2.4.   VACANCIES.

     Vacancies in the Board, however caused, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. When one or more directors shall resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. A director elected by the Board to fill any such directorship shall serve for the balance of the unexpired term and until his successor shall have been elected and qualified.

Section 2.5.   REMOVAL OF DIRECTORS.

     (a) A director of the Corporation may be removed only for cause by the shareholders by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors. The Board of Directors may be removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to vote thereon.

     (b) The Board by the affirmative vote of a majority of the directors in office may remove a director if he or she be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if, within 60 days after notice of his or her election, he or she does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as the bylaws may specify.

Section 2.6.   QUORUM OF DIRECTORS AND COMMITTEES.

     A majority of the directors in office, or of those directors in office serving on any committee of the Board, shall constitute a quorum for the transaction of business by the Board or by the committee, respectively. The act of a majority present and voting at a meeting at which a quorum is present shall be the act of the Board or of the committee, unless the act of a greater number is required by law or by the Articles of Incorporation. Less than a quorum may adjourn.

Section 2.7.   ACTION OF BOARD AND COMMITTEES WITHOUT A MEETING.

     Any action required or permitted to be taken at a meeting of the Board or any committee of the Board may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the Secretary of the Corporation.

Section 2.8.   EXECUTIVE COMMITTEE AND OTHER COMMITTEES.

     (a) The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee and one or more other committees, each of which shall have one or more members. The Board may fill any vacancy in any committee; abolish any committee at its pleasure; and remove any director from membership on any committee at any time, with or without cause.

     (b) No committee of the Board shall have authority to make, alter or repeal any bylaw of the Corporation; create or fill vacancies in the Board; submit to shareholders any action that requires shareholders' approval; act on matters committed by the bylaws or resolution of the Board to another committee of the Board; or amend or repeal any resolution theretofore adopted by the Board that by its terms is amendable or repealable only by the Board.

     (c) Subject to the foregoing, the Executive Committee shall, during the intervals between meetings of the Board, have and may exercise all of the powers and authority of the Board, and any other committee of the Board shall have authority to the extent provided in the resolution adopted by the Board.

     (d) The Executive Committee of the Board shall consist of at least three directors, including the Chairman of the Board, the Chief Executive Officer if a director of the Corporation, and such other number of directors as the Board may appoint.

     (e) Actions taken at a meeting of any committee or by written consent shall be reported to the Board at its next regular meeting following such committee meeting.

     (f) The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.

Section 2.9.   MEETINGS OF BOARD AND COMMITTEES.

     (a) Regular meetings of the Board shall be held on the fourth Wednesday of January, April, June, July, September, and October at 8:00 o'clock, local time, in the morning at the General Offices of the Corporation at Harrisburg, Pennsylvania, or at such other time, date or place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by resolution of the Board at a duly convened meeting, or by unanimous written consent of the Board. Upon such action being taken by the Board, no further notice shall be required for the regular meetings of the Board and any business that comes before such meetings may be transacted.

     (b) Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, or by any three directors, and may be held at any time, date and place, within or without the Commonwealth of Pennsylvania, as the notice of meeting shall provide. Notice of each special meeting shall be given to each director in the manner provided for in these bylaws.

     (c) Regular meetings of any committee of the Board may be established by resolution of the Board relating to the authorization of the committee, or by resolution of the committee itself, and, provided that the meetings are held at the General Offices of the Corporation at Harrisburg, Pennsylvania or at such other place, within or without the Commonwealth of Pennsylvania, as may be designated in the authorizing resolution of the Board or by resolution of the committee itself, no further notice shall be required for such regular committee meetings or of any business to come before the committee. Other meetings of any committee of the Board may be called at any time by the Chairman of Board, the Chief Executive Officer, the chairman of the committee, any two members of the committee or as provided in the resolution of the Board relating to the authorization of the committee, and may be held at any time, date and place as the notice of meeting shall provide. Notice of each special meeting shall be given to each member of the committee in the manner provided for in these bylaws.

     (d) Any or all directors may participate in a meeting of the Board or in a meeting of a committee of the Board by means of a conference by telephone or any means of communication by which all persons participating in the meeting are able to hear each other. Such participation shall constitute presence in person and a waiver of notice of the meeting by such participating director or directors except where such director participates for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.10.  NOTICE OF BOARD AND COMMITTEE MEETINGS.

     When the giving of notice of any meeting of the Board or of a committee of the Board is required, the following shall apply:

     (a) the notice shall specify the time, date and place of the meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting.

     (b) notice may be given in writing (by mail, courier service, telex, TWX with answerback received, facsimile transmission, telegraph with messenger service specified, and the like, postage or other charges prepaid) or orally to the director in person, by telephone or by means of any other similar communication equipment.

     (c) notice shall be given to each director or member of a committee at least 5 days before the date of the meeting when given in writing by first class mail; at least 48 hours in advance when given by express mail, courier service, or telegraph; and at least 24 hours in advance when given in person or by telephone or other similar communication equipment, telex, TWX or facsimile transmission. When given by mail, telegraph or courier service, notice shall be deemed to have been given when deposited in the United States mail in a postpaid envelope addressed to the director or when deposited with a telegraph office or courier service for delivery to that director or, in the case of telex or TWX, when dispatched.

     (d) When a meeting is adjourned, notice of the adjourned meeting need not be given if the time, date and place are fixed at the meeting at which the adjournment is taken.

     (e) notice of a meeting may be waived in writing by any director before or after the meeting. Attendance of any director at a meeting, except where such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened, shall constitute a waiver of notice by such director. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the waiver of notice of such meeting.

Section 2.11.  COMPENSATION OF DIRECTORS.

     Directors may receive such salary or other compensation for their services as directors and as members of a committee of the Board, and such fees and expenses of attendance at meetings of the Board or committee, as the Board by resolution shall from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

Section 2.12.  INTEREST OF DIRECTORS.

     No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at or participate in the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the contract or other transaction is fair as to this Corporation at the time it is authorized, approved or ratified, or (b) the material facts as to the common directorship or interest and as to the contract or transaction are disclosed to or known by the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (c) the material facts as to the common directorship or interest and as to the contract or transaction are disclosed to or known by the shareholders and they authorize, approve or ratify the contract or transaction in good faith.

Section 2.13.  STANDARD OF CARE AND JUSTIFIABLE RELIANCE.

     Directors and members of any committee of the Board shall stand in a fiduciary relationship to the Corporation and shall perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing their duties, directors and members of any such committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a) One or more officers or employees of the Corporation whom the directors or members reasonably believe to be reliable and competent in the matters presented.

     (b) Counsel, public accountants or other persons as to matters which the directors or members reasonably believe to be within the professional or expert competence of such person.

     (c) A committee of the Board upon which they do not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the directors or members reasonably believe to merit confidence.

     Directors or members shall not be considered to be acting in good faith if they have knowledge concerning the matter in question that would cause their reliance to be unwarranted.

     In discharging the duties of their respective positions, the Board of Directors, committees of the Board, and individual directors and members may, in considering the best interests of the Corporation, consider to the extent they deem appropriate: (1) the effects of any action upon any and all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the Corporation and upon communities in which offices or other establishments of the Corporation are located; (2) the short-term and long-term interests of the Corporation, including benefits that may accrue to the Corporation from its long-term plans and the possibility that these interests may be best served by the continued independence of the Corporation; (3) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the Corporation; and (4) all other pertinent factors. The consideration of those factors shall not constitute a violation of the standard of care provided above. The Board of Directors, committees of the Board, and individual directors and members shall not be required, in considering the best interests of the Corporation or the effects of any action, to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor.

     Absent breach of fiduciary duty, lack of good faith or self- dealing, actions taken as a director or member of a committee of the Board or any failure to take any action shall be presumed to be in the best interest of the Corporation.

     Nothing in this Section 2.13 shall be deemed to limit the rights accorded to the Corporation and the Board of Directors under Section 1715 of the Pennsylvania Business Corporation Law or any successor provision thereto.

Section 2.14.  PRESUMPTION OF ASSENT TO ACTION TAKEN.

     A director who is present at a meeting of the Board or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have concurred in the action taken unless his dissent is entered in the minutes of the meeting, or he files a written dissent with the secretary of the meeting before adjournment or transmits a written dissent to the Secretary of the Corporation immediately after adjournment.


                                   ARTICLE III
                                    OFFICERS

Section  3.1.    ENUMERATION  AND  ELECTION  OR  APPOINTMENT   OF
OFFICERS.

     Unless determined otherwise by the Board (which determination shall include the failure to elect), the officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer and President, a Chief Financial Officer, one or more corporate Vice Presidents, a Treasurer, a Controller, a Secretary and such additional officers as the Board may from time to time choose, all of whom shall be elected by the Board. Any number of offices may be held by the same person, unless the Articles of Incorporation, these Bylaws or the Business Corporation Law of the Commonwealth of Pennsylvania otherwise provide. The election of officers by the Board shall occur at each April meeting of the Board or at such other date as an individual may be first elected as an officer by the Board.

     The Chairman of the Board or the Chief Executive Officer and President may from time to time, within their respective areas of responsibility as prescribed by the Board, appoint divisional Vice Presidents and such other officers or assistant officers as may be deemed necessary or advisable, who shall hold office for such period and perform such duties and exercise such powers as may be delegated to them by the office that appointed them and to which they report. Any such appointed officer may be removed at any time, with or without cause, by the Board or by the officer to whom he/she reports.

Section 3.2.   CHAIRMAN OF THE BOARD.

     The Chairman of the Board shall preside at all meetings of the shareholders and of the Board. In emergency circumstances where the Chief Executive Officer and President cannot be reached or in the event of the Chief Executive Officer and President's incapacity to act, the Chairman of the Board shall perform the duties of the Chief Executive Officer and President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President. The Chairman of the Board shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 3.3.   CHIEF EXECUTIVE OFFICER AND PRESIDENT.

     The Chief Executive Officer and President shall be the chief executive officer and president of the Corporation and shall have such powers, duties and responsibilities as the Board may from time to time prescribe. In emergency circumstances where the Chairman of the Board cannot be reached or in the event of the Chairman of the Board's incapacity to act, the Chief Executive Officer and President shall preside at all meetings of the shareholders and of the Board.

Section 3.4.   CHIEF FINANCIAL OFFICER.

     The Chief Financial Officer shall report to the Chief Executive Officer and President and shall have such powers, duties and responsibilities as shall from time to time be prescribed by the Board or delegated to him/her by the Chief Executive Officer and President.

Section 3.5.   EXECUTIVE VICE PRESIDENTS.

     The Executive Vice Presidents, if any are elected, shall report to either the Chairman of the Board or the Chief Executive Officer and President, as designated by the Board, and shall have such powers, duties and responsibilities as shall from time to time be prescribed by the Board or delegated to them by the officer to whom each of them reports.

Section 3.6.   SENIOR VICE PRESIDENTS.

     The Senior Vice Presidents, if any are elected, shall report to the Chairman of the Board, the Chief Executive Officer and President or an Executive Vice President, as designated by the Board, and shall have such powers, duties and responsibilities as shall from time to time be prescribed by the Board or delegated to them by the officer to whom each of them reports.

Section 3.7.   CORPORATE VICE PRESIDENTS.

     The Corporate Vice Presidents shall report to the Chairman of the Board, the Chief Executive Officer and President, an Executive Vice President or a Senior Vice President, as designated by the Board, and shall have such powers, duties and responsibilities as shall from time to time be prescribed by the Board or delegated to them by the officer to whom each of them reports.

Section 3.8.   TREASURER.

     The Treasurer shall report to the Chief Financial Officer and shall have such powers, duties and responsibilities as may from time to time be prescribed by the Board or delegated to him/her by the Chief Executive Officer and President or the Chief Financial Officer.

Section 3.9.   CONTROLLER.

     The Controller shall report to the Chief Financial Officer and shall have such powers, duties and responsibilities as may from time to time be prescribed by the Board or delegated to him/her by the Chief Executive Officer and President or the Chief Financial Officer.

Section 3.10.  SECRETARY.

     The Secretary shall report to the Chairman of the Board and shall have such powers, duties and responsibilities as may from time to time be prescribed by the Board or delegated to him/her by the Chairman of the Board.


Section 3.11.  COMPENSATION.

     The salaries of the Chairman of the Board and the Chief Executive Officer and President shall be determined by the Board based on recommendations made by the Compensation and Management Development Committee (the "Committee") of the Board. These officers in turn shall formulate the salary plan for the other officers of the Corporation elected by the Board, with the review and oversight of the Committee.

Section 3.12.  TERM, REMOVAL, VACANCIES.

     The elected officers of the Corporation shall hold office for a term of one year and until their successors shall have been elected and qualified, or otherwise until their death, resignation, or removal. Any elected officer may resign at any time by giving written notice of such resignation to the Board or to the officer to whom they report. Unless otherwise specified in such written notice, the resignation shall take effect upon receipt and shall not require acceptance in order to be effective. Any officer elected by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. The Board may permit any office of the Corporation to remain unfilled, except as otherwise required by law, or the Board may fill any vacancy in such office.

Section 3.13.  STANDARD OF CARE.

     An officer of this Corporation shall not be liable by reason of having held such position in the Corporation if the officer performs his or her duties as an officer in good faith, in a manner such person reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

                                   ARTICLE IV
                                 INDEMNIFICATION

Section 4.1.   DIRECTORS' AND OFFICERS' RIGHT TO INDEMNIFICATION.

     The Corporation, to the extent permitted by applicable law and the provisions of this Article, shall indemnify any person who is, was or becomes a director or officer of the Corporation and who is, was or becomes a party or is threatened to be made a party to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) and whether formal or informal, and any appeal therein in which such person may be involved (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent ( a "Representative") of the Corporation, or a constituent corporation absorbed in a consolidation or merger ("Constituent Corporation"), or is or was serving at the request of the Corporation or a Constituent Corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise (including without limitation, any employee benefit plan) (such other corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan hereafter being referred to as a "Covered Entity"), against all expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any right of a director or officer to indemnification shall be a contract right.

Section 4.2.   DERIVATIVE PROCEEDINGS

     The Corporation, to the extent permitted by applicable law and the provisions of this Article, shall indemnify any person who is, was or becomes a director or officer of the Corporation and may indemnify any person (other than a director or officer of the Corporation) who is, was or becomes an employee or agent of the Corporation, when such director, officer, employee or agent is, was or becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor (a "Derivative Proceeding") by reason of the fact that such person is or was a Representative of the Corporation or a Constituent Corporation, or is or was serving at the request of the Corporation or a Constituent Corporation as a Representative of a Covered Entity, against all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such Derivative Proceeding.

     Indemnification shall not be made in a Derivative Proceeding in which the person has been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses that such court deems proper.

Section 4.3.   INDEMNIFICATION OF EMPLOYEES AND AGENTS.

     Notwithstanding any other provision or provisions of this Article, the Corporation, to the extent permitted by applicable law, may indemnify any person, other than a director or officer of the Corporation, who is, was or becomes an employee or agent of the Corporation and who is, was or becomes a party or is threatened to be made a party to any threatened, pending or completed Proceeding by reason of the fact that such person is or was a Representative of the Corporation or a Constituent Corporation, or is or was serving at the request of the Corporation or a Constituent Corporation as a Representative of a Covered Entity, against all expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

Section 4.4.   SCOPE OF COVERAGE.

     The entitlement to indemnification provided in this Article shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any Indemnitee (as hereinafter defined in Section 4.13 of this Article) under this Article and shall be applicable to Proceedings and Derivative Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

     Notwithstanding any other provision or provisions of this Article, to the extent that a Representative of the Corporation or a Constituent Corporation, or a Representative who is or was serving at the request of the Corporation or a Constituent Corporation as a Representative of a Covered Entity, has been successful on the merits or otherwise in defense of any Proceeding or Derivative Proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by said person in connection therewith.

Section 4.5.   INSURANCE, CONTRACTS AND SUPPLEMENTARY COVERAGE.

     The Board of Directors or its duly authorized committee shall have the power to (a) authorize the Corporation to purchase and maintain, at the Corporation's expense, insurance on behalf of the Corporation, its subsidiaries and affiliates (the "Corporate Entities") and any person who is or was a Representative of the Corporation or a Constituent Corporation, or is or was serving at the request of the Corporation or a Constituent Corporation as a Representative of a Covered Entity, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of said person's status as such, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of applicable law, (b) enter into contracts with any Representative of the Corporate Entities or a Constituent Corporation, and any person serving as a Representative of a Covered Entity at the request of the Corporation or a Constituent Corporation, in furtherance of the provisions of this Article, and (c) give other indemnification to the extent not prohibited by applicable law.

Section 4.6.   PROCEDURE FOR OBTAINING INDEMNIFICATION.

     4.6.1 To obtain indemnification under this Article, an Indemnitee shall submit to the General Legal Counsel of the Corporation a written request, including such documentation or information as is reasonably available to the Indemnitee or reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of notice from the General Legal Counsel of such a request for indemnification, advise the Board of Directors or its duly authorized committee in writing that the Indemnitee has requested indemnification.

     4.6.2 The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways: (i) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 4.13 of this Article), if they constitute a quorum of the Board of Directors; (ii) by a written opinion of Independent Counsel (as hereinafter defined in Section 4.13 of this Article) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; or (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the shareholders for their determination).

     4.6.3 In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.6.2 of this Article, a majority of such Disinterested Directors or, if the Disinterested Directors do not constitute a quorum of the Board of Directors, a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control (as hereinafter defined in Section 4.13 of this Article) shall have occurred, the Indemnitee shall select such Independent Counsel to which a majority of the Disinterested Directors or, if the Disinterested Directors do not constitute a quorum of the Board of Directors, a majority of the Board of Directors does not reasonably object.

Section 4.7.   ADVANCEMENT OF EXPENSES.

     All reasonable expenses (including attorneys' fees and disbursements) incurred by or on behalf of an Indemnitee in connection with any Proceeding or Derivative Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a written statement or statements from the Indemnitee requesting such advance or advances from time to time prior to final disposition of such Proceeding or Derivative Proceeding. Such statement or statements shall reasonably identify, describe and document the legal expenses actually and reasonably incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amount advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses. Such expenses incurred by Indemnitee may be paid as provided above upon such terms and conditions, if any, as the Board of Directors or its duly authorized committee shall determine to be appropriate.

Section 4.8.   LIMITATIONS ON INDEMNIFICATION.

     Notwithstanding any other provision of this Article, an Indemnitee shall not be entitled to indemnification or to the advancement of expenses under this
Article if and to the extent (a) the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful, or (b) the Corporation, pursuant to Section 4.5(b) of this Article or otherwise, enters into a contract with Indemnitee which establishes reasonable limitations or conditions on the indemnification of or advancement of expenses to Indemnitee and such limitations or conditions preclude indemnification or advancement of expenses under the circumstances at hand, or (c) payment to the Indemnitee under the indemnification or advancement of expenses would result in double payment to the Indemnitee, or (d) a court having jurisdiction in the matter shall, by final decision, determine that such indemnification or advancement of expenses is unlawful.

Section 4.9.   EFFECT OF CERTAIN PROCEEDINGS.

     The termination of any Proceeding described in Sections 4.1 and 4.3 of this Article or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to a criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

Section 4.10.  PAYMENT OF INDEMNIFICATION.

     If a determination shall have been made pursuant to Section 4.6 of this Article that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within 5 days after such determination has been made and shall be conclusively bound by such determination unless (i) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (ii) such indemnification is prohibited by law.

Section 4.11.  ENFORCEMENT OF RIGHTS BY INDEMNITEE.

     In the event that the Indemnitee seeks to enforce any rights of mandatory indemnification that may be available to the Indemnitee under applicable law, or to enforce rights under or to recover damages for breach of this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in any such proceeding. If it shall be determined that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with enforcing rights under this Article or under applicable law shall be prorated accordingly.

Section 4.12.  EFFECT OF PARTIAL INVALIDITY.

     If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (1) such provision shall be invalid, illegal or unenforceable only to the extent of such prohibition and the validity, legality and enforceability of the remaining provisions of this Article shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 4.13.  DEFINITIONS.

     For purposes of this Article IV:

     (i)  "Change in Control" means:

     (a) the acquisition of beneficial ownership (other than from the Corporation) by any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries that acquires beneficial ownership of voting securities of the Corporation (within the meaning of Rule 13d-3 promulgated under the Exchange
Act), of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

     (b) a change in the persons constituting the Board of Directors as it existed in the immediately preceding calendar year (the "Incumbent Board") such that the directors of the Incumbent Board no longer constitute a majority of the Board of Directors; provided that any person becoming a director in a subsequent year whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

     (c) approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case with respect to which persons who were the shareholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of the reorganized, merger or consolidated corporation's then outstanding voting securities; or

     (d) a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

          (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to, or otherwise involved in, the Proceeding or Derivative Proceeding in respect of which indemnification is sought by the Indemnitee.

          (iii) "Indemnitee" means any director or officer of the Corporation entitled to indemnification as provided in Section 4.1 of this Article and any employee or agent of the Corporation who may become entitled to indemnification as provided in Section 4.3.

          (iv) "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past 5 years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding or Derivative Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the Commonwealth of Pennsylvania, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

                                    ARTICLE V
                    SHARE CERTIFICATES, TRANSFER, LOSS, ETC.

Section 5.1.   CERTIFICATES.

     (a) Except as otherwise permitted by the Pennsylvania Business Corporation Law, no share certificate shall be issued for any share until such share is fully paid. The shares of the Corporation shall be represented either by book entries under the Direct Registration System or by certificates signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or a Vice President, and by the Treasurer or the Secretary of the Corporation, which certificates may be sealed with the seal of the Corporation or a facsimile thereof. If the certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the Corporation, any and all other signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

     (b) Each certificate shall state upon the face thereof (i) that the Corporation is organized under the laws of Pennsylvania; (ii) the name of the person to whom issued; and (iii) the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 5.2.   TRANSFER OF SHARES.

     Shares of the Corporation shall be transferable in accordance with the provisions of Chapter 8 of the Uniform Commercial Code as adopted in Pennsylvania (13 Pa. C.S.A. 8101 et seq.) as amended from time to time, except as otherwise provided in the Pennsylvania Business Corporation Law.

Section 5.3.   LOSS OR DESTRUCTION OF CERTIFICATES.

     (a) Where a certificate for shares has been lost, actually or apparently destroyed, or wrongfully taken and the owner thereof fails to so notify the Corporation or the transfer agent within a reasonable time after he has notice of that fact and the transfer agent or the Corporation registers a transfer of the shares before receiving such a notification, the owner shall be precluded from asserting against the Corporation any claim for registering the transfer of such shares or any claim to a new certificate.

     (b) Subject to the foregoing, where the owner of shares claims that the certificate representing such shares has been lost, actually or apparently destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the registered owner thereof, or his legal representative, requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; makes proof in affidavit form, satisfactory to the Secretary of the Corporation and to its transfer agent, of his ownership of the shares represented by the certificate and that the certificate has been lost, actually or apparently destroyed or wrongfully taken; files an indemnity bond for an open or unspecified amount or if authorized in a specific case by the Corporation, for such fixed amount as the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation may specify, in such form and with such surety as may be approved by the transfer agent and the Secretary of the Corporation, indemnifying the Corporation and the transfer agent and registrar of the Corporation against all loss, cost and damage which may arise from issuance of a new certificate in place of the original certificate; and satisfies any other reasonable requirements imposed by the Corporation or transfer agent. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issuance of such new certificate may be surrendered.

Section 5.4.   HOLDERS OF RECORD.

     The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner and holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as expressly provided by the laws of the Commonwealth of Pennsylvania.

                                   ARTICLE VI
                          CORPORATE FUNDS AND CONTRACTS

Section 6.1.   DEPOSIT AND WITHDRAWAL OF CORPORATE FUNDS.

     The Board by resolution, or one or more officers or employees of the Corporation authorized by a resolution of the Board, may from time to time designate a bank or banks in which the funds of the Corporation shall be deposited and designate the person or persons authorized to withdraw in the name of the Corporation the funds so deposited.

Section 6.2.   CONTRACTS.

     All contracts, deeds and other instruments required to be made or executed for or on behalf of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer and President, or such other person or persons as may be authorized from time to time by the Chairman of the Board or the Chief Executive Officer and President within their respective areas of responsibility as prescribed by the Board, or by resolution of the Board.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

Section 7.1.   CORPORATE SEAL.

     The Corporate Seal shall be circular in form and shall contain the name of the Corporation and the word "PENNSYLVANIA". The seal or a facsimile thereof may be impressed, printed, affixed, reproduced or other use made thereof by the Secretary or Assistant Secretary or any other officer authorized by the Board.


Section 7.2.   DELEGATION OF AUTHORITY TO COMMITTEES.

     Any provision of these bylaws granting authority to the Board shall not be construed as indicating that such authority may not be delegated by the Board to a committee to the extent authorized by the Pennsylvania Business Corporation Law, or any successor statute thereto, and these bylaws.


Section 7.3.   FISCAL YEAR.

     The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.


                                  ARTICLE VIII
                  ELIMINATION OF DIRECTORS' MONETARY LIABILITY

     A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

     (a) the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and

     (b) the breach or failure to perform constitutes self- dealing, willful misconduct or recklessness. Provided, however, that this bylaw shall not apply to:

          (i) the responsibility or liability of a director pursuant to any criminal statute; or

          (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

                                   ARTICLE IX
                                   AMENDMENTS
Section 9.1.   AMENDMENTS.

     Any one or more of the foregoing bylaws and, except as herein otherwise provided, any other bylaws made by the Board or by shareholders may be altered or repealed by the Board. The shareholders or the Board may adopt new bylaws except that the Board may not adopt, alter or repeal bylaws that the Pennsylvania Business Corporation law, or any successor statute thereto, specifies may be adopted only by shareholders, and the Board may not alter or repeal any bylaw adopted by shareholders which prescribes that such bylaw shall not be altered or repealed by the Board.